UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Quotient Technology Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TIME IS SHORT

PLEASE VOTE THE ENCLOSED VOTING INSTRUCTION FORM TODAY

June 21, 2022

Dear Fellow Stockholder:

The Annual Meeting of Stockholders of Quotient Technology Inc. is approximately a week away, on June 29, 2022, and we have not yet received your voting instructions. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated May 27, 2022, the Board of Directors recommends that you vote “FOR ALL” of the Company’s nominees on Proposal 2 and “FOR” Proposals 1, 3, 4 and 5. Please vote as soon as possible by following the instructions below.

If you need assistance voting your shares, please call our proxy solicitor D.F. King & Co., Inc. toll-free at (800) 967-5051 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Very truly yours,

Robert McDonald
Chairman of the Board

THREE EASY WAYS TO VOTE